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                                                                      EXHIBIT 21

                 OUTSOURCE INTERNATIONAL, INC. AND SUBSIDIARIES
                               AS OF JUNE 29, 2001

Outsource International, Inc.                        a Florida corporation
Capital Staffing Fund, Inc.                          a Florida corporation
Guardian Employer East, LLC                          a Delaware LLC
Guardian Employer West, LLC                          a Delaware LLC
Outsource Franchising, Inc.                          a Florida corporation
Outsource International of America, Inc.             a Florida corporation
Synadyne III, Inc.                                   a Florida corporation